As filed with the Securities and Exchange Commission on December 12, 2003
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

China Yuchai International Limited

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

16 Raffles Quay #26-00

Hong Leong Building
Singapore 048581
65-6220-8411
(Address and Telephone Number of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue
New York, New York 10011
(212) 664-1666
(Name, Address and Telephone Number of Agent for Service)

    Approximate date of commencement of proposed sale to the public: At such time or times as may be determined by the Selling Shareholders after this registration statement becomes effective.

    If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☑

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Unit(1)	Offering Price(1)	Registration Fee

Common Stock, par value $0.10 per share	11,831,169 Shares	$29.27	$346,298,316.63	$28,015.53

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based on the average of the high and low prices per share of China Yuchai International Limited Common Stock on the New York Stock Exchange on December 10, 2003.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 12, 2003

PROSPECTUS

China Yuchai International Limited

11,831,169 Shares

Common Stock

(par value $0.10 per share)

     The selling shareholders named in this prospectus may offer and sell from time to time up to 11,831,169 shares of our common stock. The selling shareholders will receive all of the proceeds from the sale of the shares. We will not receive any of the proceeds from the sale of the shares.

     Our common stock is traded on the New York Stock Exchange, or the NYSE, under the symbol “CYD.” One of our selling shareholders, HL Technology Systems Pte Ltd, has advised us that it plans to offer its shares from time to time depending on market conditions and other factors in one or more transactions on the NYSE, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Our other selling shareholder, Coomber Investments Limited, has advised us that it intends to offer its shares via a prepaid forward sale agreement or agreements with Merrill Lynch, Pierce Fenner & Smith, Incorporated or one of its affiliates.

     The selling shareholders may offer the shares from time to time in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. To the extent required, a prospectus supplement will be distributed, which will set forth the number of shares being offered and the terms of the offering, including the names of the selling shareholders and underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

     Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                    ], 2003.

THE COMPANY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SHARE PRICE INFORMATION
CAPITALIZATION
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
ENFORCEABILITY OF CIVIL LIABILITIES
SIGNATURES
EXHIBIT INDEX
Ex-5.1 OPINION & CONSENT OF CONYERS DILL & PEARMAN
EX-23.1 CONSENT OF KPMG
EX-23.3 CONSENT OF JINGTIAN & GONGCHENG

Prospectus

      You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

      All references in this prospectus to “our”, “we” or “us” are to China Yuchai International Limited and its consolidated subsidiaries. All references in this prospectus to “Yuchai” are to Guangxi Yuchai Machinery Company Limited. All references to “China” in this prospectus are references to The People’s Republic of China. Unless otherwise specified, all references in this prospectus to “U.S. dollars”, “dollars”, “US$” or “$” are to United States dollars, and all references to “Renminbi” or “Rmb” are to Renminbi, which is the legal tender currency of China.

THE COMPANY

      We are a Bermuda holding company established in April 1993 to own a controlling interest in Guangxi Yuchai Machinery Company Limited, or Yuchai, a Sino-foreign joint stock company which primarily manufactures and sells diesel engines in The People’s Republic of China. We own, through six wholly owned subsidiaries, 76.4% of the outstanding common shares of Yuchai. Our sole operating asset is our ownership interest in Yuchai, and our only sources of cash flow are our share of dividends, if any, paid by Yuchai and investment interest thereon. We currently are controlled by Hong Leong Asia Ltd., or HLA, a member of the Hong Leong Group, although we may experience a change of control as a result of this offering as described under the caption “Selling Shareholders” below.

      Our principal executive office is located at 16 Raffles Quay #26-00, Hong Leong Building, Singapore 048581. Our telephone number is 65-6220-8411.

RISK FACTORS

      You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus, any supplement to this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, before buying securities in this offering. These risks are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations.

The market price for our common stock may be volatile.

      In recent periods, there has been volatility in the market price for our common stock. The market price could fluctuate substantially in the future in response to a number of factors, including the following:

•	our interim operating results;

•	the public’s reaction to our press releases and announcements and our filings with the Securities and Exchange Commission (or SEC);

•	changes in financial estimates or recommendations by stock market analysts regarding us, our competitors or other companies that investors may deem comparable;

•	operating and stock price performance of our competitors or other companies that investors may deem comparable;

•	changes in general economic conditions;

•	the announcement by us or our competitors of a significant acquisition; and

•	increases in labor and other costs.

      Recent market activity of our stock price on the New York Stock Exchange has been unpredictable. For the 12-month period ended December 10, 2003, our share price has ranged from US$3.66 to US$37.24. See “Share Price Information” below. During the same period, the average daily trading volume per month for our shares has ranged from 22,740 shares to 4,111,878 shares. We cannot assure you that the recent increased trading price and volume for our shares will be sustained. In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. These broad market fluctuations may materially adversely affect our stock price.

Future sales of our common stock in the public market could materially adversely affect the price of our common stock.

      Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could materially adversely affect prevailing market prices of our common stock. All of the shares sold in this offering will be freely tradable, other than those shares sold in this offering to any of our affiliates.

We may experience a change of control as a result of this offering.

      We currently are controlled by Hong Leong Asia Ltd., or HLA, a member of the Hong Leong Group. HLA is the parent company of HL Technology Systems Pte Ltd, or HLT, which owns 7,831,169 shares of our common stock, as well as our special share, which entitles HLA through HLT to select a majority of our board of directors and to veto shareholder resolutions. If HLT reduces its shareholding to less than 7,290,000 shares of our common stock as a result of this offering, the special share held by HLT will cease to carry any rights, and HLA may as a result cease to have control over us.

      We believe that our only other significant shareholder is Coomber Investments Limited, or Coomber, which is also registering shares for sale in this offering. Coomber has advised us of the following information. Coomber intends to enter into a forward sale agreement or agreements with Merrill Lynch, Pierce, Fenner & Smith

Incorporated, or one of its affiliates, referred to below as Merrill Lynch, for up to 4,000,000 shares of our common stock. Until delivery of shares under the forward sale agreement or agreements, Coomber will generally retain voting rights with respect to the shares, subject to Merrill Lynch borrowing the shares. Coomber will have the right to settle the forward agreement or agreements in cash or by delivery of shares. If Coomber elects to settle the forward agreements in cash, Coomber will continue to own the shares. See “Selling Shareholders” and “Plan of Distribution.”

      Accordingly, if HLT sells all of the shares being registered for sale by HLT in this offering, HLT will cease to own any of our shares and we have been advised that Coomber is expected to continue to own beneficially approximately 24.3% of our shares. No other shareholder has reported current beneficial ownership of 5% or more of our shares of common stock. As a result, at this time we cannot determine what control arrangements will arise as a result of this offering, or assess what effect those control arrangements may have, if any, on our business, results of operations, financial condition, prospects or share price.

Our business is subject to various risks, which may materially adversely affect our business, results of operations, financial condition and prospects.

      For a description of principal risk factors associated with our business, refer to our Annual Report on Form 20-F for the fiscal year ended December 31, 2002. The risk factors described in that annual report, and in the other documents referred to below under the caption “Incorporation of Certain Documents by Reference”, are incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

      This prospectus contains or incorporates statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These statements can be identified by the use of forward-looking language such as “will likely result”, “may”, “are expected to”, “is anticipated”, “estimate”, “projected”, “intends to”, or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements.

      These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in this prospectus or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made.

      We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Important factors that could cause actual results to differ materially from our expectations are discussed under the heading “Risk Factors” above and elsewhere in this prospectus.

USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of common stock by the selling shareholders.

SHARE PRICE INFORMATION

      The high and low sales prices for shares of our common stock on the NYSE for the periods indicated during 2003 were as follows:

Period	High	Low

	US$	US$
January 2003	5.05	4.45
February 2003	5.23	4.72
March 2003	7.10	5.10
First Quarter 2003	7.10	4.45

April 2003	7.95	5.90
May 2003	6.80	5.80
June 2003	9.20	5.60
Second Quarter 2003	9.20	5.60

July 2003	8.95	6.59
August 2003	17.90	8.00
September 2003	19.30	13.98
Third Quarter 2003	19.30	6.59

October 2003	32.40	17.00
November 2003	37.24	25.50
December 2003 (through December 10)	32.67	27.55
Fourth Quarter 2003 (through December 10)	37.24	17.00

CAPITALIZATION

      The following table sets forth our unaudited consolidated cash and cash equivalents and capitalization as of October 31, 2003.

	As of October 31, 2003

	Rmb	US$(1)

	Unaudited

	(in thousands)
Cash and cash equivalents	230,689	27,871

Long-term debt (including current maturities):
Term loans under bank facility	110,000	13,290
Stockholders’ equity:
Common stock	30,349	3,667
Ordinary shares US$0.10 par value; authorized 100,000,000 shares; issued and outstanding 35,340,000 shares at October 31, 2003
Special share US$0.10 par value; authorized 1 share; issued and outstanding 1 share at October 31, 2003
Contributed surplus	1,486,934	179,646
Statutory general reserve(2)	213,873	25,839
Retained earnings	168,323	20,336

Total stockholders’ equity(3)	1,899,479	229,488

(1)	Solely for the convenience of the reader, translation of amounts from Renminbi to U.S. dollars has been made at the rate of Rmb 8.277 = US$1.00, the rate quoted by the People’s Bank of China on October 31, 2003. No representation is made that the Renminbi amounts could have been, or could be, converted into U.S. dollars at that rate or at any other rate.

(2)	Yuchai and its subsidiaries follow accounting principles and relevant financial regulations applicable to joint stock companies as promulgated by the Ministry of Finance of the People’s Republic of China (“Chinese GAAP”) in the preparation of their accounting records and Chinese GAAP statutory financial statements. Chinese GAAP requires Yuchai and its subsidiaries to provide for certain statutory reserves which are designated for specific purposes. Such reserves are not distributable in the form of cash dividends. Article 177 of the Company Law of China requires companies to allocate 10% of their annual net income to their statutory general reserve and 5% to 10% to their statutory public welfare fund. Yuchai and its subsidiaries made total appropriations of 15% of its net income to the statutory reserves for the ten month period ended October 31, 2003. For the purpose of calculating the transfers to reserves, net income is determined based on distributable profit reported in the Chinese GAAP financial statements.

(3)	In 2002, our sole operating subsidiary, Yuchai, was involved in legal proceedings instituted by the Yulin Road Bureau against Yuchai and Naning Hengji Company, an unrelated third party. In these proceedings, the Yulin Road Bureau has sought payment of Rmb 7,259,000 from Yuchai and Naning Hengji Company, as the construction cost of a road built by Yulin Road Bureau near Yuchai’s factory. At trial, a Yulin court ordered Yuchai and Naning Hengji Company to pay Rmb 4,595,000 to the Yulin Road Bureau. Yuchai has appealed this decision to a Guangxi court, and Yuchai has won this appeal. In our opinion, these proceedings will not have a material adverse effect on our consolidated financial position, results of operations, or liquidity.

SELLING SHAREHOLDERS

      All of the shares offered by this prospectus are beneficially owned by the selling shareholders named below. The following table sets forth information, as of December 10, 2003 about the selling shareholders and their beneficial ownership of our shares. The selling shareholders may sell all, some or none of the shares of common stock being offered. The information in the table is based upon our review of public filings and information provided by or on behalf of the selling shareholders.

	Beneficial Ownership		Anticipated Shares		Beneficial Ownership
	Prior to the Offering(1)		Being Offered		After Offer and Sale(2)

	Number of		Number of		Number of
Name	Shares	Percent	Shares	Percent	Shares	Percent

HL Technology Systems Pte Ltd(3)	7,831,169	22.2%	7,831,169	22.2%	0	0%
16 Raffles Quay #26-00 Hong Leong Building Singapore 048581
Coomber Investments Limited(4)	8,601,550	24.3%	4,000,000	11.3%	8,601,550 (5)	24.3	%(5)
Flat E, 21/F, Ka On Bldg. 8-14 Connaught Rd West Hong Kong

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership percentage is based on 35,340,000 shares of our common stock outstanding as of December 10, 2003.

(2)	Assumes the sale of all shares of common stock offered herein.

(3)	Based on Amendment No. 6 to the Schedule 13D filed by HLA and others with the SEC on December 1, 2003, HL Technology Systems Pte Ltd, or HLT, is an indirect wholly owned subsidiary of HLA. Accordingly, HLA has beneficial ownership of the 7,831,169 shares of our common stock offered herein.

(4)	Based on Amendment No. 1 to the Schedule 13D filed by Coomber and others with the SEC on June 23, 2003, Coomber is a wholly owned subsidiary of Goldman Industrial Ltd, which is indirectly owned and controlled by Yulin City Municipal Government, or Yulin City Government, in Guangxi Zhuang Autonomous Region, PRC. Accordingly, the Yulin City Government is the ultimate beneficial owner of the 8,601,550 shares of our common stock held of record by Coomber.

(5)	Coomber has advised us of the following information. On the settlement date or dates of its forward sale agreement or agreements with Merrill Lynch, Coomber will have the option to settle the forward sale or sales by delivery of cash or shares of our common stock. Merrill Lynch may borrow the pledged shares from Coomber in connection with Merrill Lynch’s hedging of its exposure under the forward sale arrangements. Coomber will temporarily cease to have voting rights with respect to any common stock borrowed by Merrill Lynch but will reacquire such voting rights when Merrill Lynch returns the borrowed shares to Coomber. In the event Coomber elects to settle the forward sale agreement or agreements entirely by delivering shares of our common stock, its beneficial ownership of our common stock could, depending on the number of shares of our common stock delivered, decrease to 4,601,550 shares, or approximately 13% of our common stock. See “Plan of Distribution.”

      In addition to the 7,831,169 shares of our common stock beneficially owned by it, HLA also controls one special share through HLT. Our special share entitles the holder thereof to select a majority of our board of directors and to veto shareholder resolutions. Our bye-laws provide that our special share shall cease to carry any rights in the event that HLA and its affiliates cease to own, directly or indirectly, at least 7,290,000 shares of our common stock. If 541,169 or more of the shares offered by this prospectus are sold by HLT, HLA will cease to hold the special share and may as a result cease to have control over us.

      Pursuant to a shareholders agreement dated November 9, 1994, HLA is entitled to designate six of our directors. HLA has designated Messrs. Wrixon Frank Gasteen, Gan Khai Choon, Gao Jia Lin, Kwek Leng Peck and Wong Hong Ren as its directors. For 2002, HLA charged Yuchai a management fee of US$500,000 for management services, including the services of our President and Chairman and our Chief Financial Officer, each of whom are employees of HLA.

      In addition to beneficially owning 24.3% of our common stock, the Yulin City Government also beneficially owns, through Guangxi Yuchai Machinery State Holding Company, or the State Holding Company, approximately 22.1% of the shares of our sole operating subsidiary, Yuchai. This gives the Yulin City Government an effective indirect equity interest of approximately 40.7% of Yuchai. Mr. Wang Jianming is the Chairman, legal representative and Chief Executive Officer of Yuchai, as well as the Chairman and legal representative of the State Holding Company.

      For a description of other material relationships between the selling shareholders and us or any of our predecessors or our affiliates during the last three years, see our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 and the audited financial statements and related notes thereto included therein.

PLAN OF DISTRIBUTION

      One of our selling shareholders, HLT, has advised us that it plans to offer its shares from time to time depending on market conditions and other factors in one or more transactions on the NYSE, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The shares may be offered from time to time in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Sales of the shares may involve (a) sales to underwriters who will acquire shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of sale, (b) a block transaction in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (c) purchases by a broker or dealer as principal and resale by such broker or dealer for its account, (d) an exchange distribution in accordance with the rules of any such exchange, and (e) ordinary brokerage transactions and transactions in which a broker receives concessions or commissions.

      Our other selling shareholder, Coomber, has advised us of the following information. Coomber may enter into derivative transactions with Merrill Lynch, Pierce Fenner & Smith, Incorporated, or its affiliate, Merrill Lynch International, referred to together below as Merrill Lynch, or sell securities not covered by this prospectus, including restricted securities, in privately negotiated transactions or pursuant to an exemption from registration, including the exemption provided by Rule 144 promulgated under the Securities Act. In connection with the forward sale agreement or agreements with Coomber, Merrill Lynch may sell securities covered by this prospectus, including in short sale transactions. If so, Merrill Lynch may use securities pledged by Coomber or borrowed from Coomber or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from Coomber in settlement of those forward sale agreement or agreements to close out any related open borrowings of stock. Coomber may enter into option or other transactions with Merrill Lynch that involve the delivery of the shares offered hereby to Merrill Lynch, who may then resell or otherwise transfer those shares using this prospectus. Coomber may also lend or pledge the shares offered hereby to Merrill Lynch and Merrill Lynch may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares using this prospectus. Merrill Lynch in such derivative or other transactions may be an underwriter.

      In the event a selling shareholder engages an underwriter (or an entity deemed to be acting as an underwriter) in connection with the sale or other distribution of the shares, to the extent required, a prospectus supplement will be distributed, which will set forth the number of shares being offered and the terms of the offering, including the names of the selling shareholders and underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

      Brokers, dealers and underwriters that participate in the distribution of the shares may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them from the selling shareholders and any profit on the resales of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Each selling shareholder may be deemed to be an underwriter under the Securities Act.

      In addition, the selling shareholders may from time to time sell shares in transactions under Rule 144 promulgated under the Securities Act.

      The selling shareholders will pay all applicable stock transfer taxes, brokerage commissions, underwriting discounts or commissions and the fees of selling shareholders’ counsel, but we will bear all other expenses in connection with the offering made hereunder. We have agreed to indemnify the selling shareholders and underwriters of the selling shareholders against certain liabilities, including certain liabilities under the Securities Act, in connection with the registration and the offering and sale of the shares.

      The following table sets forth all of the fees and expenses payable in connection with the distribution of the shares being registered under the registration statement of which this prospectus is a part. All such fees and expenses will be paid by us. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$28,016
Printing expenses	15,000
Legal fees and expenses	50,000
Accounting fees and expenses	40,000
Miscellaneous	6,984

Total	$140,000

      We have advised the selling shareholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the common stock offered hereby. With some exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

LEGAL MATTERS

      The validity of the shares offered hereby is being passed upon for us by our Bermuda counsel, Conyers, Dill & Pearman, Hamilton, Bermuda. Our Chinese counsel is Jingtian & Gongcheng, Beijing, China.

EXPERTS

      Our consolidated financial statements as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 have been incorporated by reference herein in reliance upon the report of KPMG, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we are required to file reports and other information with the SEC. Reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file reports and other information with the SEC electronically.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents which we have filed or furnished, as applicable, with the SEC pursuant to the Exchange Act are hereby incorporated by reference in, and shall be deemed a part of, this prospectus:

(a) The description of our Common Stock incorporated by reference into our Registration Statement on Form 8-A (File No. 1-13522) filed with the SEC on December 9, 1994 from our Registration Statement on

Form F-1 (File No. 33-86162) filed with the SEC on November 9, 1994, including any amendment or reports filed for the purpose of updating such description;

(b) Our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 filed with the SEC on July 15, 2003;

(c) Our Current Report on Form 6-K furnished to the SEC on August 4, 2003;

(d) Our Current Report on Form 6-K furnished to the SEC on August 8, 2003;

(e) Our Current Report on Form 6-K furnished to the SEC on August 26, 2003;

(f) Our Current Report on Form 6-K furnished to the SEC on September 5, 2003;

(g) Our Current Report on Form 6-K furnished to the SEC on September 29, 2003; and

(h) Our Current Report on Form 6-K furnished to the SEC on November 12, 2003.

      In addition, all reports on Form 20-F which we file with the SEC and, to the extent, if any, designated therein, certain reports on Form 6-K which we furnish to the SEC after the date of this prospectus and prior to the termination of the offering of the shares offered hereby, shall be deemed to be incorporated by reference in this prospectus from the date of filing or furnishing of such documents or reports, to the extent not superseded by documents or reports subsequently filed or furnished.

      We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference (other than certain exhibits to such documents). Any request should be directed to China Yuchai International Limited, Investor Relations, 16 Raffles Quay #26-00, Hong Leong Building, Singapore 048581 (telephone number: +65-6220-8411).

      Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any supplement hereto.

ENFORCEABILITY OF CIVIL LIABILITIES

      We are a Bermuda holding company and all or a substantial portion of our assets are located outside the United States. It may be difficult for investors to enforce outside the United States judgments against us obtained in the United States, including judgments based upon the civil liability provisions of the securities laws of the United States.

      In addition, certain of our directors and officers are nationals or residents of countries outside of the United States, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts, including judgments based on the civil liability provisions of the securities laws of the United States.

      We have been advised by our Bermuda counsel, Conyers, Dill & Pearman, and our Chinese counsel, Jingtian & Gongcheng, that there is uncertainty as to whether the courts of Bermuda or China would enforce (1) judgments of United States courts obtained against us or the directors and officers described above based on the civil liability provisions of the securities laws of the United States or (2) in original actions brought in Bermuda or China, liabilities against us or the directors and officers described above based on the securities laws of the United States.

China Yuchai

International Limited

11,831,169 Shares

Common Stock

(par value $0.10 per share)

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

     Section 98 of The Companies Act 1981 of Bermuda (the “Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such officer, director, or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers, and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda under Section 281 of the Act.

     The Company has adopted provisions in its Bye-laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Act, except that the indemnity will not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to any of the said persons. The Company also has entered into or will enter into indemnification agreements with each of its directors and officers to provide them with the maximum indemnification allowed under its Bye-laws and the Act.

Item 9. Exhibits

4.1	—	Memorandum of Association of the registrant (filed by incorporation by reference to Exhibit 3.1 to the registrant’s Amendment No. 1 to Form F-1 filed on December 8, 1994, registration No. 33-86162)

4.2	—	Bye-laws of the registrant (filed by incorporation by reference to Exhibit 3.2 to the registrant’s Amendment No. 1 to Form F-1 filed on December 8, 1994, registration No. 33-86162)

5.1	—	Opinion and Consent of Conyers, Dill & Pearman

23.1	—	Consent of KPMG

23.2	—	Consent of Conyers, Dill & Pearman (included in Exhibit 5.1)

23.3	—	Consent of Jingtian & Gongcheng

24.1	—	Power of Attorney (included in Part II of the registration statement)

Item 10. Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference to this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on December 12, 2003.

China Yuchai International Limited

By	/s/ Philip Ting Sii Tien Name: Philip Ting Sii Tien Title: Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wrixon Frank Gasteen and Philip Ting Sii Tien, and each of them, his attorneys-in-fact, each with the power of substitution for him in any and all capacities, to sign any amendments to this registration statement, including post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with the Registrar of Companies in Bermuda, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Wrixon Frank Gasteen Wrixon Frank Gasteen	President and Director (Principal Executive Officer)	December 12, 2003

/s/ Philip Ting Sii Tien Philip Ting Sii Tien	Chief Financial Officer (Principal Financial Officer and Controller)	December 12, 2003

/s/ Gao Jia Lin Gao Jia Lin	Vice President and Director	December 12, 2003

/s/ Paul S. Wolansky Paul S. Wolansky	Director	December 12, 2003

/s/ Wong Hong Ren Wong Hong Ren	Director	December 12, 2003

Signature	Title	Date

/s/ Gan Khai Choon Gan Khai Choon	Director	December 12, 2003

/s/ Kwek Leng Peck Kwek Leng Peck	Director	December 12, 2003

/s/ Paul S. Wolansky Paul S. Wolansky	Authorized Representative in the United States	December 12, 2003

Exhibit Index

Exhibit
No.

4.1	—	Memorandum of Association of the registrant (filed by incorporation by reference to Exhibit 3.1 to the registrant’s Amendment No. 1 to Form F-1 filed on December 8, 1994, registration No. 33-86162)

4.2	—	Bye-laws of the registrant (filed by incorporation by reference to Exhibit 3.2 to the registrant’s Amendment No. 1 to Form F-1 filed on December 8, 1994, registration No. 33-86162)

5.1	—	Opinion and Consent of Conyers, Dill & Pearman

23.1	—	Consent of KPMG

23.2	—	Consent of Conyers, Dill & Pearman (included in Exhibit 5.1)

23.3	—	Consent of Jingtian & Gongcheng

24.1	—	Power of Attorney (included in Part II of the registration statement)